Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2007, relating to the 2006 combined financial statements of KPN Global Carrier Services, appearing in the Current Report on Form 8-K/A of iBasis, Inc., filed with the Securities and Exchange Commission on December 17, 2007.

The Hague, December 21, 2007
PricewaterhouseCoopers Accountants N.V.

/s/ H.C. Wüst
H.C. Wüst R A